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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: FEBRUARY 14, 2001
                 (DATE OF EARLIEST EVENT REPORTED: JULY 1, 2000)


                              TATHAM OFFSHORE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                                              76-0269967
 (STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
       OF INCORPORATION)                                     IDENTIFICATION NO.)


                               FIVE POST OAK PARK
                        4400 POST OAK PARKWAY, SUITE 1600
                              HOUSTON, TEXAS 77027
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (713) 621-3996
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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Item 2.  Acquisition or Disposition of Assets:

         Effective July 1, 2000, we acquired 100% of the stock of Tatham Aviation Services, Inc. from Thomas P. Tatham. Mr. Tatham is the Chairman of the Board and Chief Executive Officer of Tatham Offshore, Inc. Tatham Aviation Services, Inc. owns a Gulfstream III aircraft and on July 1, 2000 had outstanding debt and other liabilities of $12.9 million. We did not pay Mr. Tatham any compensation for the assignment of the stock of Tatham Aviation Services, Inc. We recorded this transaction using the purchase method of accounting. Prior to our acquisition of Tatham Aviation Services, Inc., the Gulfstream III aircraft was chartered primarily to Tatham Offshore, Inc. and its subsidiaries for a fee. After our acquisition of Tatham Aviation Services, Inc. we intend to charter the Gulfstream III to unrelated parties for a fee as well as continuing to utilize the aircraft.


Item 7.  Financial Statement and Exhibits

(a) Financial statements of business acquired.


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


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholder of Tatham Aviation Services, Inc.:


In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Tatham Aviation Services, Inc. (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 5, all of the operations of the Company for the year ended December 31, 1999 were provided to Tatham Offshore, Inc. and its subsidiaries.



PricewaterhouseCoopers LLP

Houston, Texas
January 17, 2001



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


                         TATHAM AVIATION SERVICES, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 1999
                                 (In thousands)



                     ASSETS

Current assets:
    Cash                                                    $    550
    Accounts receivable from affiliates                          182
    Prepaid expenses                                             136
                                                            --------
       Total current assets                                      868
                                                            --------

Property and equipment                                        10,425
Less - accumulated depreciation                               (1,477)
                                                            --------
                                                               8,948

Other long-term assets                                           619
                                                            --------

       Total assets                                         $ 10,435
                                                            ========

   LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
    Accounts payable                                        $    108
    Accrued interest and other liabilities                       164
    Advances from affiliate                                      912
    Note payable                                              11,372
                                                            --------
       Total current liabilities                              12,556
                                                            --------

Stockholder's deficit:
    Common stock, no par value per share,
       10 shares authorized, 10 shares
       outstanding                                                 1
    Retained earnings                                         (2,122)
                                                            --------
       Total stockholder's deficit                            (2,121)
                                                            --------

       Total liabilities and stockholder's deficit          $ 10,435
                                                            ========


    The accompanying notes are an integral part of this financial statement.


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                         TATHAM AVIATION SERVICES, INC.

                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                    (In thousands, except for per share data)


Revenue
    Service income                                               $     1,820
                                                                 -----------
       Total revenue                                                   1,820
                                                                 -----------
Expenses:
    Cost of services                                                   1,293
    Depreciation                                                       1,042
    Interest expense                                                     840
    General and administrative expense                                   590
                                                                 -----------
       Total expenses                                                  3,765
                                                                 -----------

Net loss                                                         $    (1,945)
                                                                 ===========
Weighted average number of shares                                         10
                                                                 ===========
Basic and diluted loss per common share                          $  (194,500)
                                                                 ===========

    The accompanying notes are an integral part of this financial statement.


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                         TATHAM AVIATION SERVICES, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (In thousands)



Cash flows from operating activities:
    Net income                                                   $(1,945)
    Add (deduct) noncash items:
      Depreciation                                                 1,042
    Changes in assets and liabilities:
      Accounts receivable from affiliates                           (117)
      Prepaid expenses                                               (47)
      Accrued and other liabilities                                  168
      Accounts payable                                                94
                                                                 -------
        Net cash used in operating activities                       (805)
                                                                 -------

Cash used in investing activities:
    Prepaid capital expenditures                                    (619)
                                                                 -------
        Net cash used in investing activities                       (619)
                                                                 -------

Cash flows from financing activities:
    Proceeds from note payable                                     1,932
                                                                 -------
    Net cash obtained from investing activities                    1,932
                                                                 -------

    Net increase in cash and cash equivalents                        508
Cash and cash equivalents at beginning of year                        42
                                                                 -------
Cash and cash equivalents at end of year                         $   550
                                                                 =======

Supplemental disclosure for cash flow information:
    Cash paid for interest                                       $   859
                                                                 =======


    The accompanying notes are an integral part of this financial statement.


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

                         TATHAM AVIATION SERVICES, INC.

                        STATEMENT OF STOCKHOLDER'S EQUITY
                                 (In thousands)



                                         Common Stock                       Total
                                      ------------------   Retained     Stockholder's
                                      Shares      Amount   Earnings        Equity
                                      -------    -------   --------     -------------

Balance at January 1, 1999                  1     $     1   $  (177)      $  (176)
     Net loss                              --          --    (1,945)       (1,945)
                                      -------     -------   -------       -------

Balance at December 31, 1999                1     $     1   $(2,122)      $(2,121)
                                      =======     =======   =======       =======


    The accompanying notes are an integral part of this financial statement.


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                              TATHAM OFFSHORE, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION:

Tatham Aviation Services, Inc. (the "Company") is a Texas corporation whose stock is 100% owned by Thomas P. Tatham. The Company owns a Gulfstream III aircraft and intends to provide charter services to the public for a fee. The Company has applied to the Federal Aviation Administration for an air carrier certificate to be issued under the Federal Aviation Act of 1958, as amended.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

PROPERTY AND EQUIPMENT

The Gulfstream III aircraft is recorded at cost and depreciated using the straight-line method over the estimated useful life of 10 years. Repair and maintenance costs are charged to expense as incurred; additions, improvements and replacements are capitalized.

The Company evaluates impairment of property and equipment in accordance with Statement of Financial Accounting Standards (SFAS No. 121) Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of.

REVENUE RECOGNITION

All of the revenue generated in 1999 was for services provided to Tatham Offshore, Inc. and its subsidiaries. Revenue is recognized during the period the services are provided.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses, as well as the disclosure of certain contingent assets and liabilities. Because of the inherent uncertainties in this process, actual results could differ from these estimates. The Company's management believes that the estimates made in connection with these financial statements are reasonable.

LEASE EXPENSE

The Company has two leases related to hangar usage. These leases are on a month-to-month basis. The Company incurred rent expenses in the amount of $108,000 for the year ended December 31, 1999 related to these two leases.

NOTE 3 - INDEBTEDNESS:

BANK OF AMERICA

On August 12, 1998, the Company borrowed $10,352,000 from a predecessor in interest to Bank of America to fund the purchase of the Gulfstream III. The loan provided for (i) interest at the bank's prime rate (9.5% at December 31, 1999),
(ii) payments of interest only for a period of one year, (iii) beginning September 1, 1999, amortization of the principal balance in monthly installments (calculated as though it would be paid over a ten-year period), and (iv) a balloon payment of the unpaid principal balance on September 30, 2000.



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                              TATHAM OFFSHORE, INC.

                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


On September 10, 1999, the Company borrowed an additional $1,400,000 from Bank of America (the "First Amendment") to fund improvements to the aircraft. The First Amendment provided for (i) interest at the bank's prime rate (9.5% at December 31, 1999), (ii) effective October 1, 1999, amortization of the principal balance of $11,752,000 in monthly installments (calculated as though it would be paid over a ten-year period), and (iii) a balloon payment of the unpaid principal balance on September 1, 2001.

The original loan and the First Amendment are collateralized by the Gulfstream III and are guaranteed by Thomas P. Tatham. On December 31, 1999, the Company owed $11,371,931 under this agreement.

AFFILIATE ADVANCES

On December 31, 1999, the Company owed Thomas P. Tatham and Tatham Offshore, Inc. $801,943 and $110,313, respectively, for non-interest bearing advances.

NOTE 4 - TAXES:

In accordance with the provisions of the Internal Revenue Code, the Company is a Subchapter S Corporation and therefore is not subject to federal income tax. Each shareholder includes its allocated share of taxable income or loss from the Company in its own federal and state income tax returns. The tax return of the Company is subject to examination by the Internal Revenue Service. If such examination results in adjustments to allocated taxable income or loss, the tax liability of the shareholders could be adjusted accordingly.

NOTE 5 - GOING CONCERN:

The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and settlement of liabilities in the ordinary course of business. The Company had negative working capital, negative operating cash flows and a net loss of approximately $11,688,000, $805,000 and $1,945,000, respectively, as of and for the year ended December 31, 1999. If the Company is unable to generate positive cash flow and generate positive income in subsequent periods, the ability to repay Bank of America would be uncertain and an event of default could be declared. In the event of default, the lenders could elect to declare all of the funds borrowed pursuant thereto to be due and payable together with accrued and unpaid interest. In such event, there can be no assurance that the Company would be able to make such payments or borrow sufficient funds from alternative sources to make any such payments. As a result, there is substantial doubt about the Company's ability to continue as a going concern.

The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet is obligations on a timely basis, to maintain adequate financing, to comply with the terms of its financing agreements, to sustain reasonable profitability levels and, if needed, to obtain additional financing or refinancing as may be required. The Company's ability to improve its financial position will be influenced by, among other things, generating revenue from chartering the aircraft to unaffiliated parties. Management is also evaluating additional financing alternative such as to refinance the principal amount of the Bank of America loan when due. Management believes that these actions, and other actions currently being taken, will provide for the Company to continue as a going concern.

NOTE 6 - RELATED PARTY TRANSACTIONS:

For the year ended December 31, 1999, the Company provided air charter services for Tatham Offshore, Inc. and its subsidiaries and recorded $1.8 million in service revenue.

The Company received $0.8 million in cash advances during the year ended December 31, 1999 from Tatham Investment Corp. Tatham Investment Corp. is 100% owned by Thomas P. Tatham.

At December 31, 1999, the Company had accounts receivable from Tatham Offshore, Inc. totaling $0.1 million and accounts payable to Tatham Offshore, Inc. totaling $0.1 million. The accounts receivable and accounts payable with Tatham Offshore, Inc. arose in the normal course of business between the two entities.


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                              TATHAM OFFSHORE, INC.

                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


NOTE 7 - SUBSEQUENT EVENT:

On January 31, 2000, the Company borrowed an additional $500,000 from Bank of America (the "Second Amendment"). The Second Amendment provided for interest at the bank's prime rate (9.5% at December 31, 1999), (ii) payments of interest only through September 30, 2000, (iii) effective October 1, 2000, amortization of the principal balance of $11,726,063 in monthly investments (calculated as though it would be paid over a ten-year period), and (iv) a balloon payment of the unpaid principal balance on September 1, 2001.



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(b) Pro forma financial information

Presented below are the unaudited pro forma condensed combined financial statements reflecting our purchase of Tatham Aviation Services, Inc. through the transfer of 100% of the stock from Mr. Thomas P. Tatham. This information is included to give you a better understanding of what the combined results of operations and financial position may have looked like had the acquisition occurred as of and for the year ended June 30, 2000.

These pro forma statements reflect the acquisition of Tatham Aviation Services, Inc. using the purchase method of accounting. As there was no consideration paid to Mr. Tatham, the purchase price is equal to the debt of Tatham Aviation Services, Inc. of $12.7 million that was assumed in the acquisition. The values we assigned in these statements to the assets and liabilities acquired are based upon our estimates of their fair value. As a result, these allocated values could change. However, we believe that the unaudited pro forma adjustments and the underlying assumptions reasonably present the significant effects of the transaction.

Accounting policy differences between Tatham Aviation Services, Inc. and us have been determined to be immaterial and, accordingly, these financial statements have not been adjusted for those differences.

The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the purchase been consummated as of and for the year ended June 30, 2000, nor are they indicative of our future operating results of financial position. The unaudited pro forma condensed combined financial statements do not give effect to any operating efficiencies or cost savings that may result from our integration of Tatham Aviation Services, Inc.'s operations.



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             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                        FOR THE YEAR ENDED JUNE 30, 2000
                                 (In thousands)



                                                Tatham          Tatham Aviation
                                             Offshore, Inc.       Services, Inc.     Pro forma
                                              Historical           Historical       Adjustments       Pro forma
                                             --------------     ----------------    -----------       ---------

       ASSETS

Total current assets                            $   3,821         $     220         $    (221)(1)     $   3,820

Property and equipment, net                           449             9,406             3,080(2)         12,935
Equity investments                                  3,986                --                --             3,986
Other noncurrent assets                            14,423                --                --            14,423
                                                ---------         ---------         ---------         ---------
   Total assets                                 $  22,679         $   9,626         $   2,859         $  35,164
                                                =========         =========         =========         =========

       LIABILITIES AND STOCKHOLDER'S DEFICIT


Total current liabilities                       $  43,326         $  12,944         $    (221)(1)     $  55,049
                                                ---------         ---------         ---------         ---------

Preferred stock                                       176                --                --               176
Common stock                                          261                --                --               261
Distributions to shareholder                           --              (239)               --              (239)
Additional paid-in capital                        186,217                 1                --           186,218
Accumulated deficit                              (206,301)           (3,080)            3,080(2)       (206,301)
                                                ---------         ---------         ---------         ---------
                                                  (19,647)           (3,318)            3,080           (19,885)
                                                ---------         ---------         ---------         ---------
Total liabilities and stockholder's
 deficit                                        $  22,679         $   9,626         $   2,859         $  35,164
                                                =========         =========         =========         =========



(1) To eliminate accounts receivable from and accounts payable to Tatham Offshore, Inc.

(2) Represents the allocation of the excess purchase price to the assets acquired and liabilities assumed.



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              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2000
                                 (In thousands)


                                                     Tatham              Tatham Aviation
                                                  Offshore, Inc.          Services, Inc.          Pro forma
                                                    Historical              Historical           Adjustments        Pro forma
                                                  --------------         ---------------         -----------        ---------
Revenue:
  Service income                                  $           --         $         1,900         $    (1,900)(3)    $     --
                                                  --------------         ---------------         -----------        ---------
                                                              --                   1,900              (1,900)              --
                                                  --------------         ---------------         -----------        ---------
Expenses:
  Operating expenses                                          --                   1,637                  --            1,637
  General and administrative expense                       2,488                     859              (1,900)(3)        1,447
  Depreciation                                                64                   1,126                  --            1,190
                                                  --------------         ---------------         -----------        ---------
                                                           2,552                   3,622              (1,900)           4,274
                                                  --------------         ---------------         -----------        ---------
Operating income (loss)                                   (2,552)                 (1,722)                              (4,274)

Interest and other income                                    358                       9                                  367
Interest expense and other
  financing costs                                           (350)                   (869)                              (1,219)
Interest and other financing costs - affiliate            (5,452)                     --                               (5,452)
                                                  --------------         ---------------                            ---------
  Net loss from continuing operations                     (7,996)                 (2,582)                             (10,578)
                                                  --------------         ---------------                            ---------

Discontinued operations:
  Gain from oil and gas operations                           336                      --                                  336
  Loss from equity investment                            (72,910)                     --                              (72,910)
                                                  --------------         ---------------                            ---------
    Total loss from discontinued
     operations                                          (72,574)                     --                              (72,574)
                                                  --------------         ---------------                            ---------

Net loss                                                 (80,570)                     --                              (83,187)
                                                  --------------         ---------------                            ---------

Preferred stock dividends                                 (3,105)                     --                               (3,105)
                                                  --------------         ---------------                            ---------

Net loss allocable to common shareholders                (83,675)                 (2,582)                             (86,257)
                                                  ==============         ===============                            =========

Weighted average number of shares                         26,076                                                       26,076
                                                  ==============                                                    =========
Basic and diluted loss per common share
 from continuing operations                       $        (0.43)                                                   $   (0.52)
                                                  ==============                                                    =========
Basic and diluted loss per common share
 from discontinued operations                     $        (2.78)                                                   $   (2.78)
                                                  ==============                                                    =========
Basic and diluted loss per common share           $        (3.21)                                                   $   (3.30)
                                                  ==============                                                    =========


(3) To eliminate revenue generated from Tatham Offshore, Inc. and related expense.


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27.1 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                TATHAM OFFSHORE, INC.



   Date:  February 14, 2001     By: /s/ DENNIS A. KUNETKA
                                    --------------------------------
                                    Dennis A. Kunetka
                                    Chief Financial Officer and Secretary
                                    (Signing on behalf of the Registrant and as
                                     Principal Accounting Officer)



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